EXHIBIT 99.1

ADTRAN, Inc.

REPORTS RESULTS for the FOURTH QUARTER 2016

and DECLARES QUARTERLY CASH DIVIDEND

HUNTSVILLE, AL.—January 17, 2017—ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter 2016. For the quarter, sales were $162,986,000 compared to $139,013,000 for the fourth quarter of 2015. Net income was $7,572,000 compared to $5,718,000 for the fourth quarter of 2015. Earnings per share, assuming dilution, were $0.16 compared to $0.12 for the fourth quarter of 2015. Non-GAAP earnings per share were $0.21 compared to $0.16 for the fourth quarter of 2015. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our revenue and EPS performance for the quarter exceeded expectations with total revenue increasing 17% over the same period last year. The solid fourth quarter and full year performance was a result of strong growth in our domestic business, driven by our leading market positions in CAF II and ultra-broadband solutions, continued growth in our services business, and the rebound of our international business. Our services and international businesses grew 55% and 46% respectively over the same period last year. Global demand for broadband continued to grow as we bolstered our market positions in the U.S and Europe. We continue to be encouraged by the positive momentum we are experiencing as service providers seek transformation to grow revenue, reduce costs, and accelerate service delivery and deployment.”

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2016. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 2, 2017. The ex-dividend date is January 31, 2017, and the payment date is February 16, 2017.

The Company confirmed that its fourth quarter conference call will be held Wednesday, January 18, 2017, at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at www.adtran.com or www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company’s earnings release, will be available on the Investor Relations site at www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment. ADTRAN’s products enable voice, data, video and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide. For more information, please visit www.adtran.com.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

CONTACT: Roger Shannon Senior Vice President & CFO 256-963-8775	INVESTOR SERVICES/ASSISTANCE: Gayle Ellis Investor Services 256-963-8220

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$79,895	$84,550
Short-term investments	43,188	34,396
Accounts receivable, net	92,346	71,917
Other receivables	15,137	19,321
Income tax receivable, net	760	—
Inventory	105,117	91,533
Prepaid expenses and other current assets	16,459	10,145

Total Current Assets	352,902	311,862

Property, plant and equipment, net	84,469	73,233
Deferred tax assets, net	38,036	37,015
Goodwill	3,492	3,492
Other assets	12,234	9,276
Long-term investments	176,102	198,026

Total Assets	$667,235	$632,904

Liabilities and Stockholders’ Equity
Accounts payable	$77,342	$48,668
Unearned revenue	16,326	16,615
Accrued expenses	12,434	12,108
Accrued wages and benefits	20,433	12,857
Income tax payable, net	—	2,395

Total Current Liabilities	126,535	92,643

Non-current unearned revenue	6,333	7,965
Other non-current liabilities	28,050	24,236
Bonds payable	26,800	27,900

Total Liabilities	187,718	152,744

Stockholders’ Equity	479,517	480,160

Total Liabilities and Stockholders’ Equity	$667,235	$632,904

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Sales

Products	$126,793	$115,699	$525,502	$527,422
Services	36,193	23,314	111,279	72,642

Total Sales	162,986	139,013	636,781	600,064

Cost of Sales
Products	67,790	62,104	270,695	293,843
Services	24,409	14,470	74,742	39,324

Total Cost of Sales	92,199	76,574	345,437	333,167

Gross Profit	70,787	62,439	291,344	266,897

Selling, general and administrative expenses	34,438	30,339	131,805	123,542
Research and development expenses	32,077	29,300	124,804	129,876

Operating Income	4,272	2,800	34,735	13,479

Interest and dividend income	1,226	1,273	3,918	3,953
Interest expense	(142)	(148)	(572)	(596)
Net realized investment gain	1,769	1,907	5,923	10,337
Other expense, net	(273)	(617)	(651)	(1,465)
Gain on bargain purchase of a business	(8)	—	3,542	—

Income before provision for income taxes	6,844	5,215	46,895	25,708
Provision for income taxes	728	503	(11,666)	(7,062)

Net Income	$7,572	$5,718	$35,229	$18,646

Weighted average shares outstanding – basic	48,383	49,552	48,724	51,145
Weighted average shares outstanding – diluted (1)	48,757	49,643	48,949	51,267

Earnings per common share – basic	$0.16	$0.12	$0.72	$0.36
Earnings per common share – diluted (1)	$0.16	$0.12	$0.72	$0.36

(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Income	$7,572	$5,718	$35,229	$18,646

Other Comprehensive Income (Loss), net of tax:

Unrealized losses on available-for-sale securities	(1,366)	(455)	(1,528)	(7,032)
Defined benefit plan adjustments	(1,225)	1,651	(1,122)	1,862
Foreign currency translation	(1,771)	73	(569)	(3,724)

Other Comprehensive Income (Loss), net of tax	(4,362)	1,269	(3,219)	(8,894)

Comprehensive Income, net of tax	$3,210	$6,987	$32,010	$9,752

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Twelve Months Ended
	December 31,
	2016	2015
Cash flows from operating activities:
Net income	$35,229	$18,646
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,407	14,245
Amortization of net premium on available-for-sale investments	643	2,402
Net realized gain on long-term investments	(5,923)	(10,337)
Net loss on disposal of property, plant and equipment	22	644
Gain on bargain purchase of a business	(3,542)	—
Stock-based compensation expense	6,695	6,712
Deferred income taxes	(2,685)	(692)
Tax impact from stock option exercises	—	(40)
Excess tax benefits from stock-based compensation arrangements	(2)	(3)
Change in operating assets and liabilities:
Accounts receivable, net	(21,302)	14,918
Other receivables	4,101	11,704
Inventory	(10,887)	(6,877)
Prepaid expenses and other assets	(7,108)	(5,070)
Accounts payable	26,722	(5,826)
Accrued expenses and other liabilities	8,792	(10,289)
Income tax payable/receivable, net	(3,162)	(11,590)

Net cash provided by operating activities	42,000	18,547

Cash flows from investing activities:
Purchases of property, plant and equipment	(21,441)	(11,753)
Proceeds from disposals of property, plant and equipment	—	183
Proceeds from sales and maturities of available-for-sale investments	225,075	280,435
Purchases of available-for-sale investments	(209,172)	(188,921)
Acquisition of business	(943)	—

Net cash provided by (used in) investing activities	(6,481)	79,944

Cash flows from financing activities:
Proceeds from stock option exercises	4,717	961
Purchases of treasury stock	(25,817)	(66,160)
Dividend payments	(17,583)	(18,449)
Payments on long-term debt	(1,100)	(1,100)
Excess tax benefits from stock-based compensation arrangements	2	3

Net cash used in financing activities	(39,781)	(84,745)

Net increase (decrease) in cash and cash equivalents	(4,262)	13,746
Effect of exchange rate changes	(393)	(2,635)
Cash and cash equivalents, beginning of period	84,550	73,439

Cash and cash equivalents, end of period	$79,895	$84,550

Supplemental disclosure of non-cash investing activities
Purchases of property, plant and equipment included in accounts payable	$2,103	$598

Supplemental Information

Restructuring Expenses

(Unaudited)

(In thousands)

Restructuring expenses were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Restructuring expense included in cost of sales	$14	$5	$1,321	$112

Selling, general and administrative expense	—	8	637	846
Research and development expense	—	13	—	2,108

Restructuring expense included in operating expenses	—	21	637	2,954

Total restructuring expense	14	26	1,958	3,066
Provision for income taxes	(4)	(10)	(607)	(1,196)

Total restructuring expense, net of tax	$10	$16	$1,351	$1,870

Supplemental Information

Acquisition Related Expenses, Amortizations and Adjustments

(Unaudited)

(In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc., on May 4, 2012, we closed on the acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA), and on September 13, 2016, we closed on the acquisition of CommScope’s active fiber business (CommScope). Acquisition related expenses, amortizations and adjustments for the three and twelve months ended December 31, 2016 and 2015 for all three transactions are as follows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$158	$174	$662	$817

NSN BBA acquisition
Amortization of acquired intangible assets	221	227	901	928
Amortization of other purchase accounting adjustments	30	48	224	443
Acquisition related professional fees, travel and other expenses	—	14	—	75

Subtotal NSN BBA acquisition	251	289	1,125	1,446

CommScope acquisition
Amortization of acquired intangible assets	673	—	785	—
Amortization of other purchase accounting adjustments	42	—	126	—
Acquisition related professional fees, travel and other expenses	29	—	74	—

Subtotal CommScope acquisition	744	—	985	—

Total acquisition related expenses, amortizations and adjustments	1,153	463	2,772	2,263
Provision for income taxes	(429)	(158)	(991)	(767)

Total acquisition related expenses, amortizations and adjustments, net of tax	$724	$305	$1,781	$1,496

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three and twelve months ended December 31, 2016 and 2015:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue (adjustments to deferred revenue recognized in the period)	$—	$16	$—	$212
Cost of goods sold	43	3	232	55

Subtotal	43	19	232	267

Selling, general and administrative expenses	70	18	131	92
Research and development expenses	1,040	426	2,409	1,904

Subtotal	1,110	444	2,540	1,996

Total acquisition related expenses, amortizations and adjustments	1,153	463	2,772	2,263
Provision for income taxes	(429)	(158)	(991)	(767)

Total acquisition related expenses, amortizations and adjustments, net of tax	$724	$305	$1,781	$1,496

Supplemental Information

Stock-based Compensation Expense

(Unaudited)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Stock-based compensation expense included in cost of sales	$107	$78	$389	$280

Selling, general and administrative expense	1,019	1,035	3,341	3,261
Research and development expense	968	811	2,965	3,171

Stock-based compensation expense included in operating expenses	1,987	1,846	6,306	6,432

Total stock-based compensation expense	2,094	1,924	6,695	6,712
Tax benefit for expense associated with non-qualified options	(320)	(242)	(963)	(862)

Total stock-based compensation expense, net of tax	$1,774	$1,682	$5,732	$5,850

Reconciliation of GAAP net income per share, diluted, to

Non-GAAP net income per share, diluted

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP earnings per common share – diluted	$0.16	$0.12	$0.72	$0.36

Restructuring expense	—	—	0.03	0.04
Acquisition related expenses, amortizations and adjustments	0.01	0.01	0.04	0.03
Stock-based compensation expense	0.04	0.03	0.12	0.11
Gain on bargain purchase of a business	—	—	(0.07)	—

Non-GAAP earnings per common share – diluted	$0.21	$0.16	$0.84	$0.54